Exhibit 99.2

EL DORADO SAVINGS BANK, F.S.B.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

[     , 201_]

The undersigned hereby nominates, constitutes and appoints Thomas C. Meuser, George L. Cook, Jr. and John A. Cook, or any of them, the proxy of the undersigned, with full powers of substitution to each, to vote all the common stock of El Dorado Savings Bank, F.S.B. held of record by the undersigned as of [   , 201   ], the record date of this solicitation, at the Special Meeting of Shareholders of El Dorado Savings Bank, F.S.B. to be held on [   , 201   ], or any adjournment or postponement thereof.

THE PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL. IF YOU ARE THE SHAREHOLDER OF RECORD, YOU RETURN YOUR PROXY CARD AND NO CHOICE IS SPECIFIED THE PROXY WILL BE VOTED “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

*IF YOU WISH TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE, SEE THE REVERSE OF THIS PROXY CARD FOR INSTRUCTIONS.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be signed on the reverse side)

Important notice regarding the availability of

proxy materials for the El Dorado Savings Bank, F.S.B.

Special Meeting of Shareholders to be held on [     , 20_]:

The Proxy Statement/Prospectus is available at

http://www.viewproxy.com/ElDorado/2018

Please mark your votes like this ☒

1.     Merger Proposal.  To approve the merger of El Dorado Savings Bank, F.S.B. with and into Pacific Western Bank, with Pacific Western Bank as the surviving bank, pursuant to the Agreement and Plan of Merger, dated as of September 11, 2018, by and between PacWest Bancorp and El Dorado Savings Bank, F.S.B., as such agreement may be amended from time to time, referred to as the merger proposal.

2.     Adjournment Proposal.  To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal, referred to as the adjournment proposal.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN
El Dorado Savings Bank, F.S.B. will transact no other business at the special meeting other than as listed on this proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

I plan to attend the Special Meeting ☐

	Date:	, 201_

Signature

Signature

NOTE: Please sign exactly as name(s) appear(s) hereon. All holders should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone.

Proxies submitted by Internet or Telephone must be received by [   ] on [     , 201   ].

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to WWW.AALVote.com/EDSB Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.